Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2022 Results
System-wide same store sales increased 8.2%
Ends third quarter with total membership of more than 16.6 million
Increases revenue, Adjusted EBITDA, and Adjusted net income growth expectations for 2022
Board authorizes new $500 million share repurchase program

Hampton, NH, November 8, 2022 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its third quarter ended September 30, 2022.
“We continue our steady recovery from the pandemic, and ended the quarter with more than 16.6 million members, an all-time record high for Planet Fitness. Members trends remained strong in the quarter with joins back to historical pre-pandemic seasonality. Also, members who are visiting the gym continue to visit more frequently, and cancels are lower compared to 2019, which we believe are signs that members are generally more committed to fitness. We are focused on our efforts to continue to increase our penetration of all generations with a strong emphasis on the Gen Z demographic by converting teen participants from our recent High School Summer Pass Program, and their parents and guardians, to paying members.”
Third Quarter Fiscal 2022 results
•Total revenue increased from the prior year period by 58.4% to $244.4 million.
•System-wide same store sales increased 8.2%.
•System-wide sales increased $98 million to $968 million, from $870 million in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $26.9 million, or $0.32 per diluted share, compared to $17.4 million, or $0.21 per diluted share, in the prior year period.
•Net income increased $12.0 million to $30.7 million, compared to $18.6 million in the prior year period.
•Adjusted net income(1) increased $16.6 million to $38.2 million, or $0.42 per diluted share, compared to $21.7 million, or $0.25 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $32.2 million to $93.9 million from $61.7 million in the prior year period.
•29 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,353 as of September 30, 2022.
•Repurchased and retired approximately 831,029 shares of Class A common stock using $50 million of cash on hand.
•Cash of $467.2 million, which includes cash and cash equivalents of $404.5 million and restricted cash of $62.7 million.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Third Quarter Ended September 30, 2022
For the third quarter 2022, total revenue increased $90.1 million or 58.4% to $244.4 million from $154.3 million in the prior year period, which included system-wide same store sales growth of 8.2%. By segment:
•Franchise segment revenue increased $5.4 million or 7.1% to $80.7 million from $75.4 million in the prior year period. The increase in franchise segment revenue for the third quarter of 2022 was primarily due to a $2.8 million increase in franchise royalty revenue a $1.7 million increase in equipment placement revenue, and a $0.7 million increase in National Advertising Fund (“NAF”) revenue. Of the $2.8 million increase in franchise royalty revenue, $3.7 million was attributable to a same store sales increase of 8.1% in franchisee-owned stores and $1.7 million was attributable to new stores opened since July 1, 2021. Partially offsetting the royalty revenue increases was a decrease of approximately $2.6 million primarily as a result of the stores acquired in the acquisition of Sunshine Fitness Growth Holdings, LLC in the first quarter of 2022 (the “Sunshine Acquisition”) becoming corporate-owned stores. The $1.7 million increase in placement revenue was primarily driven by higher replacement equipment placements in the three months ended September 30, 2022 compared to the three months ended September 30, 2021;
•Corporate-owned stores segment revenue increased $57.4 million or 130.8% to $101.3 million from $43.9 million in the prior year period. Of the increase, $50.4 million was attributable to the acquisition of 114 stores in the Sunshine

Acquisition, $3.5 million was from the corporate-owned store same store sales increase of 9.7%, $3.4 million was from new stores opened since July 1, 2021; and
•Equipment segment revenue increased $27.3 million or 78.2% to $62.3 million from $35.0 million in the prior year period, driven by $27.7 million of higher equipment sales to existing franchisee-owned stores in the three months ended September 30, 2022 compared to the three months ended September 30, 2021. In both the three months ended September 30, 2022 and September 30, 2021, we had equipment sales to 28 new franchisee-owned stores.
For the third quarter of 2022, net income attributable to Planet Fitness, Inc. was $26.9 million, or $0.32 per diluted share, compared to $17.4 million, or $0.21 per diluted share, in the prior year period. Net income was $30.7 million in the third quarter of 2022 compared to $18.6 million in the prior year period. Adjusted net income increased $16.6 million to $38.2 million, or $0.42 per diluted share, from $21.7 million, or $0.25 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 25.9% and 26.6% for the current and prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased $32.2 million to $93.9 million from $61.7 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $1.4 million to $53.5 million. The increase in franchise segment EBITDA for the third quarter of 2022 was primarily due to the franchise revenue increases as described above, partially offset by higher NAF expenses of $1.4 million, higher franchise segment selling general and administrative expense of $1.4 million, and higher equipment placement expense of $1.1 million in the three months ended September 30, 2022 than in the prior year period;
•Corporate-owned stores segment EBITDA increased $26.3 million to $40.4 million. Of the increase, $24.9 million was attributable to the corporate-owned stores acquired in the Sunshine Acquisition, $2.6 million was attributable to the same store sales increase of 9.7%, and $1.3 million was attributable to the gain on sale of corporate-owned stores. Partially offsetting these increases was higher selling general and administrative expense of $2.2 million, primarily as a result of the Sunshine Acquisition; and
•Equipment segment EBITDA increased by $7.9 million to $15.8 million primarily driven by higher equipment sales to existing franchisee-owned stores in the three months ended September 30, 2022 compared to the three months ended September 30, 2021, as described above.
Share Repurchase Program
On November 4th, the Company’s board of directors authorized a new $500 million share repurchase program to replace the existing share repurchase program, which was authorized in 2019 and had approximately $106 million remaining.

2022 Outlook
For the year ending December 31, 2022, the Company is reiterating and updating the following expectations, which includes the impact from the Sunshine Acquisition and assumes there is no significant worsening of the COVID-19 pandemic that seriously impacts performance, including prolonged store closures or other mandated operational restrictions:
•New equipment placements of approximately 150 to 160 in franchisee-owned locations (previously it expected approximately 170 placements) reflecting a worsening of the HVAC supply chain issue
•Continue to expect system-wide same store sales growth in the low double-digit percentage range.
The Company is updating the following 2022 growth expectations over the Company’s 2021 results:
•Revenue to increase in the high-50 percent range (previously expected growth in the mid-50 percent range)
•Adjusted EBITDA to increase approximately 60 percent (previously expected growth in the high-50 percent range)
•Adjusted net income to increase in the low-100 percent range (previously expected growth in the low-90 percent range)
•Adjusted earnings per share to increase in the mid-90 percent range, based on Adjusted diluted shares outstanding of approximately 90.5 million, inclusive of the issuance of equity as part of the Sunshine Acquisition and share repurchases through the third quarter. Previously the Company expected growth in the mid-80 percent range.
The Company continues to expect 2022 net interest expense to be approximately $86 million which reflects its first quarter debt refinancing and upsizing.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2022. Accordingly, a reconciliation of the Company’s guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure cannot be made available without unreasonable effort. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2022.
Investor Conference Call
The Company will hold a conference call at 8:00 AM (ET) on November 8, 2022 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2022, Planet Fitness had more than 16.6 million members and 2,353 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Brittany Fraser, ICR
brittany.fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2022 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, including with respect to the Company’s growth opportunities globally and long-term targets for U.S. store locations, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may in the future result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, our ability to successfully integrate and realize the anticipated benefits from the Sunshine Acquisition, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenue:
Franchise	$65,975	$61,481	$199,506	$173,419
Commission income	193	39	737	381
National advertising fund revenue	14,578	13,863	43,130	38,493
Corporate-owned stores	101,330	43,899	278,940	122,355
Equipment	62,310	34,973	133,191	68,735
Total revenue	244,386	154,255	655,504	403,383
Operating costs and expenses:
Cost of revenue	48,531	27,097	103,436	53,579
Store operations	57,892	27,751	161,789	82,088
Selling, general and administrative	27,148	22,969	86,176	67,248
National advertising fund expense	17,009	15,586	50,445	41,868
Depreciation and amortization	32,572	16,248	90,427	46,758
Other (gains) losses, net	(700)	57	(2,452)	(2,363)
Total operating costs and expenses	182,452	109,708	489,821	289,178
Income from operations	61,934	44,547	165,683	114,205
Other expense, net:
Interest income	1,561	233	2,244	645
Interest expense	(21,917)	(20,350)	(66,527)	(60,719)
Other income	4,762	677	9,000	695
Total other expense, net	(15,594)	(19,440)	(55,283)	(59,379)
Income before income taxes	46,340	25,107	110,400	54,826
Equity losses of unconsolidated entities, net of tax	(2)	—	(334)	—
Provision for income taxes	15,661	6,475	35,942	14,988
Net income	30,677	18,632	74,124	39,838
Less net income attributable to non-controlling interests	3,764	1,189	8,405	2,804
Net income attributable to Planet Fitness, Inc.	$26,913	$17,443	$65,719	$37,034
Net income per share of Class A common stock:
Basic	$0.32	$0.21	$0.78	$0.45
Diluted	$0.32	$0.21	$0.78	$0.44
Weighted-average shares of Class A common stock outstanding:
Basic	84,156	83,274	84,377	83,194
Diluted	84,547	83,879	84,798	83,808

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$404,463	$545,909
Restricted cash	62,714	58,032
Accounts receivable, net of allowance for bad debts of $0 and $0 at September 30, 2022 and December 31, 2021, respectively	34,475	27,257
Inventory	4,224	1,155
Restricted assets – national advertising fund	1,773	—
Prepaid expenses	13,922	12,869
Other receivables	14,015	13,519
Income tax receivables	4,885	3,673
Total current assets	540,471	662,414
Property and equipment, net of accumulated depreciation of $204,581 and $152,296 at September 30, 2022 and December 31, 2021, respectively	332,840	173,687
Investments, net of allowance for expected credit losses of $15,890 and $17,462 as of September 30, 2022 and December 31, 2021, respectively	21,389	18,760
Right of use assets, net	348,246	190,330
Intangible assets, net	427,675	200,937
Goodwill	700,207	228,569
Deferred income taxes	471,495	539,264
Other assets, net	3,933	2,022
Total assets	$2,846,256	$2,015,983
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$20,750	$17,500
Accounts payable	22,218	27,892
Accrued expenses	54,302	51,714
Equipment deposits	32,020	6,036
Deferred revenue, current	56,159	28,351
Payable pursuant to tax benefit arrangements, current	31,482	20,302
Other current liabilities	41,208	24,815
Total current liabilities	258,139	176,610
Long-term debt, net of current maturities	1,982,158	1,665,273
Borrowings under Variable Funding Notes	—	75,000
Lease liabilities, net of current portion	341,961	197,682
Deferred revenue, net of current portion	32,793	33,428
Deferred tax liabilities	965	—
Payable pursuant to tax benefit arrangements, net of current portion	474,032	507,805
Other liabilities	4,314	3,030
Total noncurrent liabilities	2,836,223	2,482,218
Stockholders' equity (deficit):
Class A common stock, $0.0001 par value - 300,000 authorized, 83,414 and 83,804 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value - 100,000 authorized, 6,146 and 3,056 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Accumulated other comprehensive income	(626)	12
Additional paid in capital	534,365	63,428
Accumulated deficit	(737,399)	(708,804)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(203,651)	(645,355)
Non-controlling interests	(44,455)	2,510
Total stockholders' deficit	(248,106)	(642,845)
Total liabilities and stockholders' deficit	$2,846,256	$2,015,983

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$74,124	$39,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,427	46,758
Amortization of deferred financing costs	4,129	4,753
Write-off of deferred financing costs	1,583	—
Amortization of asset retirement obligations	201	55
Dividends accrued on investment	(1,391)	(949)
Deferred tax expense	35,026	12,774
Equity losses of unconsolidated entities, net of tax	334	—
Gain on adjustment of allowance for credit losses on held-to-maturity investment	(1,572)	—
Gain on re-measurement of tax benefit arrangement	(8,381)	(348)
Loss on reacquired franchise rights	1,160	—
Gain on sale of corporate-owned stores	(1,324)	—
Equity-based compensation	6,942	6,267
Other	66	(37)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(7,477)	5,321
Inventory	(3,071)	(3,625)
Other assets and other current assets	(567)	9,618
Restricted assets - national advertising fund	(1,773)	(1,162)
Accounts payable and accrued expenses	(22,521)	9,413
Other liabilities and other current liabilities	1,728	(3,540)
Income taxes	(2,111)	452
Payable pursuant to tax benefit arrangements	(14,211)	—
Equipment deposits	26,049	20,099
Deferred revenue	11,506	3,483
Leases and deferred rent	1,550	320
Net cash provided by operating activities	190,426	149,490
Cash flows from investing activities:
Additions to property and equipment	(65,138)	(31,791)
Acquisition of franchises, net of cash acquired	(424,940)	—
Proceeds from sale of property and equipment	60	19
Proceeds from sale of corporate-owned stores	20,820	—
Investments	—	(35,000)
Net cash used in investing activities	(469,198)	(66,772)
Cash flows from financing activities:
Principal payments on capital lease obligations	(207)	(146)
Proceeds from issuance of long-term debt	900,000	—
Proceeds from issuance of variable funding notes	75,000	—
Repayment of long-term debt and variable funding notes	(719,625)	(13,125)
Payment of deferred financing and other debt-related costs	(15,951)	—
Proceeds from issuance of Class A common stock	779	916
Repurchase and retirement of Class A common stock	(94,314)	—
Distributions paid to members of Pla-Fit Holdings	(2,945)	(670)
Net cash provided by (used in) financing activities	142,737	(13,025)
Effects of exchange rate changes on cash and cash equivalents	(729)	(19)
Net (decrease) increase in cash, cash equivalents and restricted cash	(136,764)	69,674
Cash, cash equivalents and restricted cash, beginning of period	603,941	515,800
Cash, cash equivalents and restricted cash, end of period	$467,177	$585,474
Supplemental cash flow information:
Net cash paid for income taxes	$3,072	$1,683
Cash paid for interest	$60,535	$56,231
Non-cash investing activities:
Non-cash additions to property and equipment	$11,566	$5,507
Fair value of common stock issued as consideration for acquisition	$393,730	$—

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, acquisition transaction costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Net income	$30,677	$18,632	$74,124	$39,838
Interest income	(1,561)	(233)	(2,244)	(645)
Interest expense(1)	21,917	20,350	66,527	60,719
Provision for income taxes	15,661	6,475	35,942	14,988
Depreciation and amortization	32,572	16,248	90,427	46,758
EBITDA	$99,266	$61,472	$264,776	$161,658
Purchase accounting adjustments-revenue(2)	84	72	213	269
Purchase accounting adjustments-rent(3)	109	110	328	324
Loss on reacquired franchise rights(4)	—	—	1,160	—
Gain on settlement of preexisting contract with acquiree(5)	—	—	(2,059)	—
Transaction fees and acquisition-related costs(6)	396	—	5,344	—
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investments(7)	273	—	(1,572)	—
Dividend income on held-to-maturity investments(8)	(477)	—	(1,391)	—
Insurance Recovery(9)	(174)	—	(174)	(2,500)
Legal matters(10)	238	—	1,189	—
Tax benefit arrangement remeasurement(11)	(4,510)	—	(8,381)	(348)
Gain on sale of corporate-owned stores(12)	(1,324)	—	(1,324)	—
Other(13)	21	55	1,621	743
Adjusted EBITDA(14)	$93,902	$61,709	$259,730	$160,146
(1)Includes a $1,583 loss on extinguishment of debt in the nine months ended September 30, 2022.
(2)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(3)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $45, $44, $135 and $127 in the three and nine months ended September 30, 2022 and 2021, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $65, $64, $194, and $197 in the three and nine months ended September 30, 2022 and 2021, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(4)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our consolidated statement of operations.
(5)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other (gains) losses, net on our consolidated statement of operations.
(6)Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(7)Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents insurance recoveries, which in 2021 included a recovery of previously recognized expenses related to the settlement of legal claims.
(10)In the three and nine months ended September 30, 2022, the amounts represent a reserve against an indemnification receivable related to a legal matter. In the three and nine months ended September 30, 2021, the amounts represent an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(11)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(12)Represents a gain on the sale of corporate-owned stores.
(13)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(14)Effective September 30, 2022, we no longer exclude pre-opening costs from our computation of Adjusted EBITDA. Adjusted EBITDA for all prior periods presented has been restated to the current period computation methodology.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,
(in thousands)	2022	2021
Segment EBITDA
Franchise	$53,475	$52,047
Corporate-owned stores	40,446	14,102
Equipment	15,803	7,917
Corporate and other	(10,458)	(12,594)
Total Segment EBITDA(1)	$99,266	$61,472
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income	$30,677	$18,632	$74,124	$39,838
Provision for income taxes, as reported	15,661	6,475	35,942	14,988
Purchase accounting adjustments-revenue(1)	84	72	213	269
Purchase accounting adjustments-rent(2)	109	110	328	324
Loss on reacquired franchise rights(3)	—	—	1,160	—
Gain on settlement of preexisting contract with acquiree(4)	—	—	(2,059)	—
Transaction fees and acquisition-related costs(5)	396	—	5,344	—
Loss on extinguishment of debt(6)	—	—	1,583	—
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investments(7)	273	—	(1,572)	—
Dividend income on held-to-maturity investments(8)	(477)	—	(1,391)	—
Insurance Recovery(9)	(174)	—	(174)	(2,500)
Legal matters(10)	238	—	1,189	—
Tax benefit arrangement remeasurement(11)	(4,510)	—	(8,381)	(348)
Gain on sale of corporate-owned stores(12)	(1,324)	—	(1,324)	—
Other(13)	21	55	1,621	743
Purchase accounting amortization(14)	10,611	4,159	29,644	12,477
Adjusted income before income taxes	$51,585	$29,503	$136,247	$65,791
Adjusted income tax expense(15)	13,361	7,848	35,288	17,500
Adjusted net income(16)	$38,224	$21,655	$100,959	$48,291

Adjusted net income per share, diluted	$0.42	$0.25	$1.11	$0.55

Adjusted weighted-average shares outstanding(17)	90,692	87,204	90,571	87,194
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $45, $44, $135 and $127 in the three and nine months ended September 30, 2022 and 2021, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $65, $64, $194, and $197 in the three and nine months ended September 30, 2022 and 2021, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our consolidated statement of operations.
(4)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other (gains) losses, net on our consolidated statement of operations.
(5)Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(6)Represents a loss on extinguishment of debt in the nine months ended September 30, 2022.
(7)Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents insurance recoveries, which in 2021 included a recovery of previously recognized expenses related to the settlement of legal claims.
(10)In the three and nine months ended September 30, 2022, the amounts represent a reserve against an indemnification receivable related to a legal matter. In the three and nine months ended September 30, 2021, the amounts represent an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(11)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(12)Represents a gain on the sale of corporate-owned stores.
(13)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(14)Includes $3,096, $3,096, $9,288 and $9,288 of amortization of intangible assets, for the three and nine months ended September 30, 2022 and 2021, recorded in connection with the 2012 Acquisition, and $7,515, $1,063, $20,357 and $3,189 of amortization of intangible assets for the three and nine months ended September 30, 2022 and 2021, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(15)Represents corporate income taxes at an assumed blended tax rate of 25.9% for the three and nine months ended September 30, 2022 and 26.6% for the three and nine months ended September 30, 2021, applied to adjusted income before income taxes.
(16)Effective September 30, 2022, we no longer exclude pre-opening costs from our computation of Adjusted EBITDA. Adjusted EBITDA for all prior periods presented has been restated to the current period computation methodology.
(17)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and nine months ended September 30, 2022 and 2021:

	For the three months ended September 30, 2022			For the three months ended September 30, 2021
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$26,913	84,547	$0.32	$17,443	83,879	$0.21
Assumed exchange of shares(2)	3,764	6,145		1,189	3,325
Net income	30,677			18,632
Adjustments to arrive at adjusted income before income taxes(3)	20,908			10,871
Adjusted income before income taxes	51,585			29,503
Adjusted income tax expense(4)	13,361			7,848
Adjusted net income	$38,224	90,692	$0.42	$21,655	87,204	$0.25
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted, of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed blended tax rate of 25.9% and 26.6% for the three months ended September 30, 2022 and 2021, respectively, applied to adjusted income before income taxes.

	For the nine months ended September 30, 2022			For the nine months ended September 30, 2021
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$65,719	84,798	$0.78	$37,034	83,808	$0.44
Assumed exchange of shares(2)	8,405	5,773		2,804	3,386
Net income	74,124			39,838
Adjustments to arrive at adjusted income before income taxes(3)	62,123			25,953
Adjusted income before income taxes	136,247			65,791
Adjusted income tax expense(4)	35,288			17,500
Adjusted net income	$100,959	90,571	$1.11	$48,291	87,194	$0.55

(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed blended tax rate of 25.9% and 26.6% for the nine months ended September 30, 2022 and 2021, respectively, applied to adjusted income before income taxes.